SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ] Soliciting Material Pursuant to (section) 240.14a-11(c) or (section) 240.14a-12

                      INTERNATIONAL MERCANTILE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                      INTERNATIONAL MERCANTILE CORPORATION
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X]  No filing fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     2)   Aggregate number of securities to which transaction applies:

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     3)   Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange Act Rule 0-11.

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     4)   Proposed maximum aggregate value of transaction:

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     5)   Total fee paid:

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[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number,
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     1)   Amount Previously Paid:

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     2)   Form, Schedule or Registration Statement No.:

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     4)   Date Filed:

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

                      INTERNATIONAL MERCANTILE CORPORATION
                              1801 GOLD MINE ROAD,
                           BROOKEVILLE, MARYLAND 20814

                         SPECIAL MEETING OF SHAREHOLDERS
                                 MARCH 12, 1999

                              INFORMATION STATEMENT
                               GENERAL INFORMATION

     This Information Statement is furnished to the Shareholders of International Mercantile Corporation (the "Company", or "IMTL") in connection with the Special Meeting of Shareholders to be held on Friday, March 12, 1999, at 10:00 a.m. at the IMTL offices, 7979 Old Georgetown Road, Bethesda, Maryland 20814, or at any adjournment or adjournments of such meeting, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Information Statement is being mailed to Shareholder on or about February 26, 1999.

                          RECORD DATE AND VOTING RIGHTS

     Only Shareholders of record at the close of business on February 1, 1999, are entitled to notice of, and to vote at, the Annual Meeting of Shareholders. On the record data, there were 3,074,615 shares of Class "A" Common Stock and 1,000,000 shares of Class "B" Common Stock of the Company ("Shares") issued and outstanding and entitled to vote at the Annual Meeting.

     At the Annual Meeting, each holder of Class "A" Common Stock is entitled to one (1) vote for each Share held and each holder of Class "B" Common Stock is entitled to fifty-one (51) votes for each share of record on all matters to come before the meeting.

     The issue of a reverse split of the Company's Class "A" Common Stock on a 5 to 1 basis requires a majority vote of all shares entitled to vote.

                    REVOCABILITY OF PROXY AND VOTING OF PROXY

     Your proxy is not being sought by management of the Company. However, shareholders may cast votes by executing a Proxy in form approved in advance by the Company and delivering same to the Company at the following address no later than March 10, 1999: International Mercantile Corporation c/o Craft Fridkin & Rhyne, Attn: Arthur E. Fillmore, 1100 One Main Plaza, 4435 Main Street, Kansas City, Missouri 64111. Any Proxy may be revoked by the person giving it at any time before it is exercised. A Proxy may be revoked by the giving of another Proxy bearing a later date or by notifying the Secretary of the Company in writing of such revocation at any time before the proxy is exercised. Any Proxy delivered to the Company will, unless it is revoked or unless it is received in such form as to render it invalid, be voted in accordance with the instructions indicated thereon.

     The Proxy may confer discretionary authority with respect to the voting of the Shares represented thereby on any other business that may properly come before the meeting or any adjournment thereof. The Board of Directors is not aware that any such other business is to be presented for action at the meeting and does not itself intend to present any such other business; however, if any such other business does come before the meeting, Shares represented by any such Proxy conferring discretionary authority pursuant to this paragraph will be voted by the person(s) named in the Proxy in accordance with their best judgement.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth, as of December 29, 1998, the only persons known to the Company to be the beneficial owners of more than five percent (5%) of the outstanding number of Shares of the Company:


                                               Amount &       Equity           Voting
Title                                         Nature of      Percent           Percent
 of              Name and Address of         Beneficial        of                of
Class             Beneficial Owner          Ownership (1)     Class             Class
-----             ----------------          -------------     -----             -----
Class "A"         Continent Finance           200,000         6.5%              6.5%
Common            Corporation

Class "B"         Continent Finance         1,000,000         100%              100%
Common            Corporation

Class "A"         Urban Agriculture           300,000         9.76%             9.76%
Common            Network

Class "A"         AB Securities, Inc.         310,000        10.08%            10.08%
Common

Class "A"         Scott Hess                  310,000        10.08%            10.08%
Common

Class "A"         Vinny Pazlenza              220,000         7.16%             7.16%
Common

(1) To the best knowledge of the Company, as of December 31, 1999, such holders had the sole voting and investment power with respect to the voting securities of IMC beneficially owned by them, unless otherwise indicated by footnote. In July, 1997 the Company reverse split the number of shares of common stock outstanding in a ratio of 31 to 1, restating the number of shares of common stock outstanding to 101,083.

                  REVERSE SPLIT OF THE SHARES OF THE COMPANY'S
                             CLASS "A" COMMON STOCK

     July, 1997, the Company underwent a reverse split of the stock, in which 31 shares of Common Stock previously held were exchanged for one share of newly issued common stock. The purpose of this transaction was to reduce the public "float" of Company's stock and to increase tradeability of the Company's common shares.

     At the Company's Annual Shareholders meeting on September 11, 1998, the Shareholders authorized the creation of new classes of stock. The stock which was formerly classified as Common Stock was reclassified as Class "A" Common Stock. A new class of Common Stock was created, with superior voting rights. Each share of Class "B" Common Stock entitles the holder to 51 votes per share, while each holder of Class "A" Common Stock has one vote per share.

     Subsequent to the Annual Shareholder Meeting, Continent Finance Corporation was authorized to receive one million shares of Class "B" Common Stock in exchange for one million shares Class "A" Common Stock which it previously held. Continent Finance Corporation is controlled by a trust established for the family of Frederic Richardson, the Chairman of the Company. The purpose of this exchange was to maintain voting control with management as management enters into negotiations with other companies for mergers and acquisitions utilizing Class "A" Common Stock. The exchange has not been effectuated as of this date.

     Management now proposes that Class "A" Common Stock be reverse split so that a current holder of five shares of Class "A" Common Stock, formerly know as the Company's Common Stock, would be exchanged for one share of Class "A" Common Stock. All fractional shares will be rounded up to the next whole share. The purpose of the reverse split is to increase investor interest the Company's stock and to support an increased trading price in the over-the-counter market.

     The Company has been engaging in mergers and acquisition activity to increase the asset base and the cash flow of the Company. See Subsequent Events herein. Additionally, the Company is undergoing a private placement of its Class "A" Common Stock in which one million shares of Class "A" Common Stock, along with one million shares of convertible Series "1" Preferred Stock, will be issued.

     Management of the Company hopes that the reduction of the number of Class "A" Common shares trading over-the-counter will increase market value and trading value of the Company's Class "A" Common Stock, thereby making such stock more desirable both to individual and institutional investors and to holders of shares of stock of companies that the Company may wish to acquire.

     Following the reverse split of the Common Stock, the Company intends to issue two special dividends of stock to its shareholders.

     The first special dividend of Class "A" Common Stock will be given to those Shareholders who were shareholders as of August 5, 1997, the day before which the Company reverse split its stock on a 31 to one basis. Each shareholder of record on that day will be issued 1,000 shares of post five to one reverse split Class "A" Common Stock, regardless of the number of shares held prior to the reverse split. Such stock will subject to the various holding and trading restriction of Rule 144. In general, the stock will not be tradeable in public markets for a period of one year and will be subject to certain volume trading restrictions. The purpose of the special dividend to these shareholders is to increase their number of shares held to reward their investment in the Company over a period of years.

     A second dividend will be issued to Shareholders who participated in private placement of the Company common stock in November, 1997. The Shareholders were given a right to have their stock registered no later than November, 1998. Because the Company has not registered these shares, the Company will issue to each shareholder 1,000 shares of post 5 to 1 reverse split Class "A" Common Stock. The newly issued shares of Class "A" Common Stock will be subject to the holding and trading restrictions of Rule 144. In general, the stock will not be tradeable in public markets for a period of one year and will be subject to volume trading restrictions. The purpose of this special dividend is to compensate for the Company's inability to register these shares in a timely manner.

             BOARD COMMITTEES AND MEETING OF THE BOARD OF DIRECTORS

     The Company has a new Board of Directors elected at the Annual Meeting of the Shareholders held on September 11, 1998. The board currently consists of Mr. Frederic Richardson, Mr. M. Scott Hess, Mr. Max Apple, Esq., Mr. Walter DeRonde, Mr. Ed Hutya. The Company has an Executive Committee which, pursuant to the Company Bylaws, may exercise any and all of the powers of the Board of Directors in the management of the business and affairs of the Company to the extent authorized by the Board of Directors. The Executive Committee has three (3) members: Frederic Richardson, Ed Huyta, and M. Scott Hess.

     The Company does not have a nominating committee. Nominees for Director are recommended by the Executive Committee to the Board of Directors for approval and submission at the Annual Shareholders Meetings.

                             EXECUTIVE COMPENSATION

The following sets forth the cash compensation, including bonuses and deferred compensation, paid during 1997 to those executive officers which compensation exceeded $60,000 and to all executive officers as a group for services rendered in all capacities to the Company

     a.   Employment Agreement with Mr. Walter Deronde

     On January 1, 1997, the Company entered into an employment agreement with Mr. Walter Deronde as Treasure and Vice President for an annual salary of $120,000. In addition, Mr. Deronde is responsible for evaluating merger and acquisition candidates in the mortgage banking industry.

     For the year ending December 31, 1997, the Company had accrued $120,000 in salary.

     b.   Employment Agreement with Mr. Max Apple

     On May 1, 1995, the Company entered into an employment agreement with Mr. Max Apple as Chairman for an annual salary of $120,000 per annum and reimbursement of all "out-of-pocket" expenses.

     For the year ending December 31, 1997, the Company had accrued $120,000 in salary.

     c.   Financial Consulting Agreement

     On May 1, 1995, the Company entered into a financial consulting agreement with Frederic Richardson for a monthly fee of $10,000 per month and reimbursement of all out-of-pocket expenses. In October of 1997 Mr Richardson assigned his contract to FSR Group . The term of this agreement is 10 years and is renewable. From time to time, FSR has engaged in business transactions with affiliates of the placement agent, including a loan to a corporate stockholder of the placement agent.

     For the year ending December 31, 1997, the Company had accrued $120,000.

     d.   General

     Except as set forth above no cash compensation, including bonuses and deferred compensation, was paid during 1997 by IMC to any of its executive officers. No fees were paid to Board members for attending Board meetings during 1997. Shares of the Company's common stock may be issued to its officers representing the fair market value of services actually rendered by them with out pay and as reimbursement for expenses actually incurred by them in the performance of their duties as officers of the Company.

                           RELATED PARTY TRANSACTIONS

     a.   Issuance of Shares of Capital Stock


The company issued 1,500,000 shares of common stock to Continent Finance Corporation ("CFC") to acquire University Mortgage, Inc. ("UMI") and Home America Mortgage Company ("HAMC").

HAMC was a former indirect subsidiary of the Company through Frontier Insurance Company ("FIC"). On November 17, 1995, the Company sold FIC and retained its interest in HAMC. In 1996, the Company sold HAMC to CFC in consideration for the forgiveness of certain debt and cash. On December 25, 1996, HAMC was sold by CFC to University Mortgage, Inc. ("UMI") and in January, 1997, the transaction with UMI was rescinded with HAMC being returned back to CFC. On August 1, 1997, the Company acquired UMI and reacquired HAMC from CFC.

     CFC is the majority shareholder of the Company.

     The Company issued 60,000 shares of common stock to Ed Huyta, a Director, in consideration for the forgiveness of debt arising from expenses paid on behalf of the Company aggregating $60,000,

     The Company has issued an aggregate of 200,000 shares of common stock to Ventana Consulting, Inc., a Michigan corporation.

     b.   Due to Related Parties

     Certain officers and consultants of the Company paid expenses in the amount of $180,263 on behalf of the Company during 1995. This amount is due on demand and bears no interest. All expenses incurred during 1996 were paid by the officers of the Company who waived reimbursement.

     c.   Employment Agreement with Mr. Walter Deronde

     On January 1, 1997, the Company entered into an employment agreement with Mr. Walter Deronde as COO, Treasurer and Vice President for an annual salary of $120,000. In addition, Mr. Deronde is responsible for evaluating merger and acquisition candidates in the mortgage banking industry.

     For the year ending December 31, 1997, the Company had accrued $120,000 in salary.

     d.   Employment Agreement with Mr. Max Apple

     On May 1, 1995, the Company entered into an employment agreement with Mr. Max Apple as Chairman for an annual salary of $120,000 per annum and reimbursement of all "out-of-pocket expenses".

     For the year ending December 31, 1997, the Company had accrued $120,000 in salary.

     e.   Financial Consulting Agreement

     On May 1, 1995, the Company entered into a financial consulting agreement with Frederic Richardson for a monthly fee of $10,000 per month and reimbursement of all "out-of-pocket expenses". The contract was assigned to FSR Group in October 1997. The term of this agreement is 10 years and is renewable.

     For the year ending December 31, 1997, the Company had accrued $120,000.

     f.   Capital contribution

     On August 15, 1997, AB Securities, Inc., ("ABS"), contributed to UMI 1,000,000 shares of common stock of Global Link Technology, which is traded on the NASDAQ Bulletin Board with the trading symbol GLTK. The Market price at the date of contribution and at December 31, 1997 was $0.08 per share.

     g.   Loans Payable- Affiliated Companies

     UMI has Loans receivable - affiliated parties from W-C Consultants, Inc. aggregating $292,091 at December 31, 1997.

     h.   Managerial Relationship

     On January 1, 1997, the UMI entered into an agreement with James E. Clare, Donald E. Wolpe and W-C Consultants, Inc., (collectively referred to as "W-C"), whereby W-C will participate in the management of the UMI's licensed branch at 5480 Wisconsin Avenue, Chevy Chase, Maryland. W-C's sole shareholder is Jeffrey
A. Wolpe who is also Vice President/Counsel to UMI. W-C's Chairman, Donald E. Wolpe, (Jeffrey A. Wolpe's father) and W-C's President, James E. Clare, represent UMI as branch managers. For the year ending December 31, 1997, W-C received $377,970, which was charged to operations.

     i.   Sublease Agreement

     On July 1, 1996, UMI entered into a lease agreement with W-C for the lease of approximately 1,322 square feet of office and storage space from Highland House Limited Partnership at Highland House, 5480 Wisconsin Avenue, Suite LL-4, Chevy Chase, Maryland 20815 at a monthly rental of $1,665 for a term ending September 30, 1997. On October 1, 1997, the lease agreement was extended to September 30, 2000 with a monthly rental of $1,766.

     For the year ended December 31, 1997, rent expense was $21,483.

     j.   Change in Managerial Control

     As of December 31, 1997, the Company acquired all of the issued and outstanding capital stock of the UMI, This acquisition enables the Company to have majority managerial and financial control in the decision making process of the UMI.

     k.   Loan to First Liberty

     A group  of  investors  known to  Frederic  Richardson  loaned  money to CE
Enterprises, an affiliate of First Liberty. First Liberty, in an unrelated transaction agreed as an investment baker to place a private placement memorandum on behalf of The Company. When CE failed to repay the loan in a timely fashion, Mr. Richardson repaid a portions of the First Liberty loan. The investors and Mr. Richardson are still unpaid, and the private placement has not been completed.

     l.   Change in Equity Ownership

     1. On December 25, 1996, UMI acquired all of the issued and outstanding capital stock of HAMC from CFC in consideration for the issuance of 10,000 shares of nonvoting convertible Class A Preferred stock by the UMI.

     2. On January I, 1997, pursuant to an agreement by and between ABS and University Consulting, Inc. ("University Consulting"), both Maryland corporations owned and controlled by M. Scott Hess, University Consulting exchanged 1,000 shares of the Company's common stock in settlement for a note payable to AB Securities.

     3. In January, 1997, an agreement was executed by and between the UMI and CFC, whereby CFC caused to be issued 100,000 shares of common stock of the Company valued at $5.00 per share in consideration for all of the issued and outstanding capital stock of HAMC with a book value of $471,637. The recording of the transaction realized a gain of $28,363.

     4. On May 14, 1997, the UMI, CFC and ABS entered into an "Agreement and Plan of Reorganization" whereby CFC exchanged all of the issued and outstanding Class A preferred shares of the UMI to AB Securities for 10,500 shares of preferred stock of ABS.

     5. On December 31, 1997, the UMI was party to an agreement by and between the Company and ABS controlled by M. Scott Hess, President of UMI and President of ABS. ABS exchanged all of the UMI's issued and outstanding stock to the Company for 175,00 shares of the Company's common stock valued at $385,000 or $2.20 per share.

     6. Pursuant to a resolution of the Board of Directors at the Annual Meeting on September 11, 1998, the Company agreed to exchange one million shares of its newly authorized Class "B" Common Stock for one million shares of newly designated Class "A" Common Stock held by a trust controlled by Frederick Richardson, newly appointed Chairman of the Company. Class "B" Common Stock has a right to 51 votes per share. Accordingly, the one million shares owned by Mr. Richardson have voting control of the Company.

                                SUBSEQUENT EVENTS

     As reported on Form 8-K filed with the Securities and Exchange Commission on September 30, 1998, the Company has entered into agreements to purchase the stock and assets of two companies. In the first transaction, the Company issued three million shares of Series "2" Preferred Stock to Oxford International in exchange for three million dollars in publicly traded securities. The Series "2" Preferred Stock bears a dividend of 6%, which dividend is payable in the Company's Class "A" Common Stock. Subsequently, on December 2, 1998, The Company loaned the publicly traded but restricted securities to Oxford International and received therefore a Promissory Note in the principal amount of $3,000,000, bearing interest at the rate of 8% per annum, due in full December 15, 1999. The Promissory Note was collateralized by the securities.

     In the second transaction, the Company would acquire 100% of the outstanding stock of Union Express Mortgage Corporation in exchange for 400,000 shares of Class "A" Common Stock. This transaction as originally contemplated has been terminated. A new transaction is currently being negotiated.

     Details of these transactions, including copies of purchase agreements, can be found in the referenced 8-K.

                              SHAREHOLDER PROPOSALS

Written recommendations to the Board of Directors from Shareholders of the Company will be considered by the Executive Committee if received in writing by the Secretary of the Company on or before March 10, 1999.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The independent certified public accounting firm of Thomas P. Monaghan, C.P.A., examined the financial statements of the Company. It is not anticipated that a representative from the said firm will be present at the Shareholders' Meeting.

                                  OTHER MATTERS

The management of the Company knows of no other matters that may come before the meeting. However, if any matters other than those referred to herein should properly come before the meeting, it is intention of management to vote on such matters in accordance with their best business judgment.

                              FINANCIAL STATEMENTS

The Annual Report to Shareholders covering the fiscal year ended December 31, 1998, is enclosed herewith.

                                             BY  THE   ORDER  OF  THE  BOARD  OF
                                             DIRECTORS     OF      INTERNATIONAL
                                             MERCANTILE CORPORATION

                                             /s/ Frederic Richardson
                                             -----------------------------------
                                             Chairman of the Board


Kansas City, Missouri
January ____, 1999